                                                                    Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of U.S. Bancorp (formerly First Bank System, Inc.) of our report dated January 15, 1998, with respect to the consolidated financial statements of U.S. Bancorp included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


         Registration
Form     Statement No.     Purpose
------------------------------------------------------------------------------
S-8       33-16242         1987 Stock Option Plan
S-8       33-42333         Employee Stock Purchase Plan
S-8       33-55932         WCIC Options
S-8       33-52835         1988 Equity Participation Plan
S-8      333-01099         FirsTier Financial, Inc. Omnibus Equity Plan
                            (as assumed by U.S. Bancorp)
S-8      333-01421         1994 & 1991 Stock Incentive Plan
S-8      333-02623         1996 Stock Incentive Plan
S-8      333-02621         Amended & Restated Employee Stock Purchase Plan
S-8      333-21291         Capital Accumulation Plan
S-8      333-32653         Employee Investment Plan
S-8      333-32635         1997 Stock Incentive Plan

S-3       33-33508         Dividend Reinvestment Plan
S-3       33-57169         Metropolitan Financial Corporation warrants
S-3       33-61667         Warrants for settlement of Edina Realty litigation
S-3      333-02983         Automatic Dividend Reinvestment and Common Stock
                            Purchase Plan
S-3      333-32701         Automatic Dividend Reinvestment and Common Stock
                            Purchase Plan (1997 DRIP)
S-3      333-45211         Universal Shelf Registration



/s/ Ernst & Young LLP


Minneapolis, Minnesota
February 27, 1998